Securities and Exchange Commission
Washington, DC  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2002

                     FNB Banking Company
(Exact name of Registrant as Specified in Charter)

Georgia	2-94292	58-1479370
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

318 South Hill Street Post Office Drawer F Griffin, Georgia	30224
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (770) 227-2251

                                          Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.                OTHER EVENTS

            On June 26, 2002, FNB Banking Company (the "Company") issued a press release announcing that C.A. Knowles, in connection with his retirement from the Company, would resign as president and treasurer of the Company, effective as of July 1, 2002.  John Charles Copeland was appointed to succeed Mr. Knowles as president and treasurer of the Company.  The June 26, 2002 press release is attached as an exhibit to this report.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

            (c)            Exhibits

Exhibit	Description of Exhibit
99	Press Release dated June 26, 2002.

SIGNATURE

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANKING COMPANY By: /s/ John Charles Copeland John Charles Copeland President

Dated:  July 12, 2002